UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 6, 2016

Dear Member:

You are cordially invited to the 2016 Annual General Meeting of Members (the “Annual Meeting”) of Multi Packaging Solutions International Limited, a Bermuda exempted company (the “Company”), to be held on November 17, 2016 at 10:00 a.m., local time, at the offices of Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022.

You will find information regarding the matters to be voted upon in the attached Notice of 2016 Annual General Meeting of Members and Proxy Statement. We are sending these materials to our shareholders, referred to as “members” under Bermuda law.

Whether or not you attend in person, it is important that your common shares be represented and voted at the Annual Meeting. I encourage you to sign, date and return the enclosed proxy card, or vote via telephone or the Internet as directed on the proxy card, at your earliest convenience. You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

William H. Hogan

Executive Vice President and Chief Financial Officer

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

150 East 52nd St., 28th Floor

New York, NY 10022

NOTICE OF 2016 ANNUAL GENERAL MEETING OF MEMBERS

Time and Date:	10:00 a.m. local time on Thursday, November 17, 2016

Place:	The offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022.

Who Can Vote:	Only holders of our common shares at the close of business on September 28, 2016, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report:	Our 2016 Annual Report to Members accompanies this Notice and Proxy Statement.

Proxy Voting:

Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card or voting instruction form will save the Company the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting.

Items of Business:

•        To elect two Class I directors for terms ending at the 2019 Annual General Meeting of Members;

•        To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

•        To vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive officers;

•        To appoint Ernst & Young LLP as the Company’s independent registered public accounting firm and auditor for our fiscal year ending June 30, 2017 (“fiscal 2017”) and to delegate authority to the board of directors (the “Board” or the “board of directors”), acting through the Audit Committee, to fix the terms and remuneration thereof;

•        To approve the 2016 Incentive Award Plan; and

•        To transact any other business that may properly come before the Annual Meeting.

Date of Mailing:	This Proxy Statement is first being mailed to members on or about October 6, 2016.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

William H. Hogan

Executive Vice President and Chief Financial Officer

October 6, 2016

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

PROXY STATEMENT

PROXY STATEMENT

Annual General Meeting of Members

November 17, 2016

This proxy statement and accompanying proxy (the “Proxy Statement”) are being furnished to the members of Multi Packaging Solutions International Limited, a Bermuda exempted company (the “Company” or “MPS”), in connection with the solicitation of proxies by the board of directors of the Company for use at the 2016 Annual General Meeting of Members, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2016 Annual General Meeting of Members. The Annual Meeting will be held on November 17, 2016 at 10:00 a.m., local time, at the offices of Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these Proxy Materials?

You are receiving this Proxy Statement because you owned MPS common shares at the close of business on September 28, 2016 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.

We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via mailing printed copies of those materials to each member. On or about October 6, 2016, we mailed our proxy materials to our members. The proxy materials contain instructions about how to access our proxy materials and vote via the Internet.

Who is entitled to vote at the Annual Meeting?

Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 77,460,008 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the common shares entitled to vote at the Annual Meeting, or 38,730,005 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are five proposals that members will vote on at the Annual Meeting:

•	Proposal No. 1 — Election of two Class I directors to serve until the 2019 Annual General Meeting;

•	Proposal No. 2 — Non-binding advisory vote to approve the compensation paid to our named executive officers;

•	Proposal No. 3 — Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers;

•

Proposal No. 4 —Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and auditor for fiscal 2017 and delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof; and

•	Proposal No. 5 — Approval of 2016 Incentive Award Plan.

The Board recommends that you vote:

•	Proposal No. 1 — FOR the election of the two nominees to the Board;
•	Proposal No. 2 — FOR the advisory vote to approve the compensation paid to our named executive officers;

•	Proposal No. 3 — FOR 1 YEAR as the frequency of future advisory votes on the compensation paid to our named executive officers;

•

Proposal No. 4 — FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and auditor for fiscal 2017 and the delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof; and

•	Proposal No. 5 — FOR approval of 2016 Incentive Award Plan.

Marc Shore and William Hogan, two of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the member.  If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

What is the difference between holding common shares as a member of record and as a beneficial owner?

If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “member of record.” The proxy materials have been or will be sent directly to you.

If your common shares are held in a stock brokerage account, by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The proxy materials have been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Member of Record. If you are a member of record, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

•	By Mail. You may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

•

In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote through the Internet, by telephone or by mailing us your proxy card even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

 Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the voting instruction form provided by your broker, bank or other holder of record.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.

•

By Mail. If your broker, bank or other holder of record provides you with printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.

•

In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

What does it mean if I receive more than one proxy card or voting instruction form?

If you received more than one proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:

•	delivering to our Secretary an instrument revoking the proxy;

•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

Who will serve as the proxy tabulator and inspector of election?

A representative from Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the Annual Meeting. We will report the results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) within four business days after the Annual Meeting.

What vote is required to approve each proposal?

The common shares of a member whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of Ernst & Young LLP as our independent registered public accounting firm and auditor for fiscal 2017 and delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof (Proposal No. 4). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1), the non-binding, advisory vote on the compensation paid to our named executive officers (Proposal No. 2), the non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers (Proposal No. 3) or the approval of the 2016 Incentive Award Plan (Proposal No. 5). If your record holder does not receive instructions from you on how to vote your shares on Proposal 1, 2,  3 or 5, your record holder will inform the inspector of election that it does not have the authority to vote on the applicable proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether a quorum is present, but they will not be counted in determining the outcome of the vote on the applicable proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1 — Election of directors	Directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 2 — Non-binding, advisory vote to approve compensation paid to our named executive officers	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 3 — Non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers	Approval by a majority of the votes cast.*	Abstentions and broker non-votes will not affect the outcome of the vote.

No. 4 — Appointment of independent registered public accounting firm and auditor for fiscal 2017 and delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof

	Approval by a majority of the votes cast.	Abstentions will not affect the outcome of the vote. We do not expect any broker non-votes for this proposal.
No. 5 — Approval of the 2016 Incentive Award Plan	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
*

In determining the frequency with which we hold future advisory votes on the compensation paid to our named executive officers, the Board will consider the frequency (every one year, every two years or every three years) receiving the most votes as representing the members’ views on how frequently such votes should occur.

Who is paying for the cost of this proxy solicitation?

Our Board is furnishing this Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors, and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. We will pay brokers, banks, and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners.

What do I need to do to attend the meeting in person?

In order to be admitted to the Annual Meeting, you must present proof of ownership of MPS common shares as of the close of business on the Record Date in any of the following ways:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of MPS common shares as of the close of business on September 28, 2016;

•	a printout of the proxy distribution email (if you received your materials electronically) from a bank, broker or other record holder;

•	a proxy card;

•	a voting instruction form; or

•	a legal proxy provided by your broker, bank or other holder of record.

Any holder of a proxy from a member must present the proxy card, properly executed, and a copy of one of the proofs of ownership listed above.  Members and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Is there a list of members entitled to vote at the Annual Meeting?

A list of members entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time, at our offices at 150 East 52nd St., 28th floor, New York, New York 10022. If you would like to view the member list, please contact our Secretary to schedule an appointment.

I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the Commission called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of our Proxy Statement and 2016 Annual Report, unless we have received contrary instructions from such member.  Members who participate in householding will continue to receive separate proxy cards.

We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2016 Annual Report to any member that received a householded mailing. If you would like an additional copy of the Proxy Statement or 2016 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Secretary, by mail at 150 East 52nd St., 28th floor, New York, New York 10022 or by telephone at (646) 885-0165. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2016 Annual Report, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (800) 542-1061.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Controlled Company

For purposes of the New York Stock Exchange (“NYSE”) listing standards, we are and expect to continue to be a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Since our formation,  investment funds affiliated with The Carlyle Group (collectively, “Carlyle”) and Madison Dearborn Partners, LLC (collectively, “Madison Dearborn” and, together with Carlyle, the “Sponsors”) have controlled more than 50% of the combined voting power of our common shares and have the right to designate a majority of the members of our board of directors for nomination for election and the voting power to elect those nominees as directors. Accordingly, we take advantage of certain exemptions from corporate governance requirements provided in the NYSE listing standards, and we may continue to take advantage of these exemptions for so long as we continue to be a controlled company. Specifically, as a controlled company, we are not required to have (i) a majority of independent directors, (ii) a nominating and corporate governance committee composed entirely of independent directors, (iii) a compensation committee composed entirely of independent directors or (iv) an annual performance evaluation of the nominating and corporate governance and compensation committees. Accordingly, our members do not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance listing standards. The controlled company exemption does not modify the independence requirements for the audit committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and the NYSE listing standard stock exchange rules with respect to audit committee independence.

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that our business is managed for the long-term benefit of our members. We have adopted a Code of Conduct and Business Ethics that applies to all of our employees and directors, including our executive officers and senior financial and accounting officers. We have also adopted Corporate Governance Guidelines. Copies of the current versions of the Code of Conduct and Business Ethics and the Corporate Governance Guidelines are available on our website and will also be provided upon request to any person without charge. Requests should be made in writing to our Secretary at Multi Packaging Solutions International Limited, 150 East 52nd St., 28th floor, New York, New York 10022, or by telephone at (646) 885-0165.

Board Leadership Structure

The board of directors does not have a set policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board evaluates from time to time whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. The Board believes these issues should be considered as part of the Board’s broader oversight and succession planning process. Currently, Mr. Shore serves as our Chairman and Chief Executive Officer.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks facing us. The Board oversees the risk management processes that have been designed and are implemented by our executives to determine whether these processes are functioning as intended and are consistent with our business and strategy. The Board executes its oversight responsibility for risk management directly and through its committees. The Board’s role in risk oversight has not affected its leadership structure.

The Audit Committee is specifically tasked with reviewing with management, the independent auditors and our legal counsel, as appropriate, our compliance with legal and regulatory requirements and any related compliance policies and programs. The Audit Committee is also tasked with reviewing our financial and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee. The Board’s other committees oversee risks associated with their respective areas of responsibility.

The full Board considers specific risk topics, including risk-related issues pertaining to laws and regulations enforced by the United States and foreign government regulators and risks associated with our business plan, strategies and capital structure. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Director Independence

Our Corporate Governance Guidelines generally require that that the Board be comprised of a majority of directors who are “independent” under applicable NYSE rules. However, there is an exception to this requirement for so long as we qualify as a controlled company. Our Board has determined that a majority of our directors are independent under the NYSE listing standards, including each of Ms. Bain and Messrs. Bayly, Copans, Kump, McGann, Souleles and Tyler.

Nominations for Directors

Subject to our shareholders’ agreement (as defined below), the Nominating and Corporate Governance Committee will consider director nominees recommended by our members. For more information regarding our shareholders’ agreement, see “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.” A member who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary at Multi Packaging Solutions International Limited, 150 East 52nd St., 28th floor, New York, New York 10022, who will then forward it to the Nominating and Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Commission (as amended from time to time), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the member and the candidate for more information. A member who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Amended and Restated Bye-Laws (“Bye-Laws”). See “Member Proposals for the Company’s 2017 Annual General Meeting of Members” for more information on these procedures.

The Nominating and Corporate Governance Committee will consider and evaluate persons recommended by the members in the same manner as it considers and evaluates other potential directors. However, as described in more detail below, pursuant to our shareholders’ agreement, Carlyle and Madison Dearborn currently each have the right to designate two of our eight Board members. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.”

Director Qualifications

Subject to our shareholders’ agreement, the Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the board of directors those candidates to be nominated for election to the board of directors. For more information regarding our shareholders’ agreement, see “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.” Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating and Corporate Governance Committee will consider when evaluating a director candidate for membership on the board of directors. These criteria are as follows: professional experience; education; skill; diversity; differences of viewpoint; and other individual qualities and attributes that will positively contribute to the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Nominating and Corporate Governance Committee also considers the mix of backgrounds and qualifications of the directors in order to assure that the board of directors has the necessary experience, knowledge and abilities to perform its responsibilities effectively and to consider the value of diversity on the board of directors. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, religion, national origin, sex, sexual orientation or disability.

Board Composition

Our board of directors currently consists of eight members, with Mr. Shore serving as Chairman of the board of directors.

The number of members on our board of directors may be modified from time to time by our board of directors, subject to the terms of our shareholders’ agreement. Our Board is divided into three classes whose members serve three-year terms expiring in successive years. Directors hold office until their successors have been duly elected and qualified or until the earlier of their respective death, resignation or removal.

At each annual general meeting, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual general meeting following such election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

In connection with our initial public offering (“IPO”), we entered into a shareholders’ agreement with affiliates of Carlyle and Madison Dearborn. See “Certain Relationships and Related Party Transactions—Shareholders’ Agreement.” Pursuant to the shareholders’ agreement, but subject to the annual election process, Carlyle and Madison Dearborn each have the right to designate two of our eight directors. All parties to the shareholders’ agreement have agreed to vote their shares in favor of such designees. If either of Carlyle or Madison Dearborn loses its right to designate any directors pursuant to the terms of the shareholders’ agreement, these positions will be filled by our members in accordance with our memorandum of association and Bye-Laws. Ms. Bain and Mr. Kump have been designated by Carlyle and Messrs. Copans and Souleles have been designated by Madison Dearborn.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy their oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. See “Proposal No. 1: Election of Directors.” We believe that our directors provide an appropriate diversity of experience and skills relevant to the size and nature of our business.

Communications with Board

The board of directors provides a process for members  and other interested parties to send communications to the Board or any of the directors. Members  and other interested parties may send written communications to the board of directors, or any of the individual directors, c/o the Secretary of the Company at Multi Packaging Solutions International Limited, 150 East 52nd St., 28th floor, New York, New York 10022. All communications will be compiled by the Secretary of the Company and submitted to the board of directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual general meetings of members.

Board Meetings, Attendance and Executive Sessions

Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our annual general meeting of members. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

In general, the Board reserves time during each regularly scheduled meeting to allow the non-management Board members and the independent directors to each meet in executive sessions. During these executive sessions, the participants choose among themselves who will preside over the discussion.

In the fiscal year ended June 30, 2016 (“fiscal 2016”), the Board met four times. All directors attended 75% or more of the meetings of the Board and committees on which they served during the period for which they served on the Board and such committees, as applicable.

Board Committees

Our Board directs the management of our business and affairs as provided by Bermuda law and conducts its business through meetings of the board of directors and three standing committees: the Audit, the Compensation and the Nominating and Corporate Governance Committees. In addition, from time to time, other committees may be established under the direction of the Board when necessary or advisable to address specific issues.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that was approved by our Board. A copy of each of these charters is available on our website at www.ir.multipkg.com.

Audit Committee

The Audit Committee, which currently consists of Messrs. McGann (Chairman), Bayly and Tyler, is responsible for, among its other duties and responsibilities, assisting the board of directors in overseeing our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm and the performance of our internal audit function. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The board of directors has determined that each of Messrs. McGann, Bayly and Tyler is an “audit committee financial expert” as such term is defined under the applicable regulations of the Commission and has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE. The board of directors has also determined that Messrs. McGann, Bayly and Tyler are independent under Rule 10A-3 under the Exchange Act and the NYSE standards, for purposes of the Audit Committee. All members of the Audit Committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.

In fiscal 2016, the Audit Committee met six times.

Compensation Committee

The Compensation Committee, which consists of Messrs. Kump (Chairman), Bayly and Souleles, is responsible for, among its other duties and responsibilities, reviewing and approving the compensation philosophy for our chief executive officer, reviewing and approving all forms of compensation and benefits to be provided to our other executive officers and reviewing and overseeing the administration of our equity incentive plans. The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of executive officers and management in the compensation process are each described under the heading “Determination of Compensation” in this Proxy Statement.

In fiscal 2016, the Compensation Committee met four times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which consists of Messrs. Copans (Chairman), Shore and McGann, is responsible for, among its other duties and responsibilities, identifying and recommending candidates to our board of directors for election to our board of directors, reviewing the composition of members of our board of directors and its committees, developing and recommending to our board of directors corporate governance guidelines that are applicable to us and overseeing our board of directors’ and its committees’ evaluations.

In fiscal 2016, the Nominating and Corporate Governance Committee met one time.

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, our Compensation Committee consisted of Messrs. Kump (Chairman), Bayly and Souleles. None of the members of our Compensation Committee is currently, or was during fiscal 2016, one of our officers or employees and none of the members of our Compensation Committee has ever served as an officer of the Company.  Mr. Kump is employed by Carlyle and Mr. Souleles is employed by Madison Dearborn. Carlyle and Madison Dearborn are parties to our shareholders’ agreement.  See “Certain Relationships and Related Party Transactions.”  During fiscal 2016, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” will include our executive officers, directors and director nominees or their immediate family members, or members owning five percent or more of our outstanding common shares and their immediate family members.

The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person has, had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:

•

review the relevant facts and circumstances of each related person transaction, including the financial terms of such transaction, the benefits to us, the availability of other sources for comparable products or services, if the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

•	take into account the impact on the independence of any independent director and the actual or apparent conflicts of interest.

All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy. These pre-approved transactions include:

•	The purchase of the Company’s products on an arm’s length basis in the ordinary course of business and on terms and conditions generally available to other similarly situated customers;

•

Resolution of warranty claims and associated activities relating to the Company’s products, provided such claims and activities are administered on an arm’s length basis in the ordinary course of business and consistent with the administration of the claims of other similar situated customers;

•

Any related person transaction within the scope of a related person’s ordinary business duties to the Company or the Company’s ordinary course of business when the interest of the related person arises solely from the ownership of a class of equity securities of the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis;

•

Receipt of compensation and benefits (subject to necessary Compensation Committee approvals) by an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K or to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Company’s Board for approval, by the Compensation Committee of the Board of the Company;

•	The Company’s payment or reimbursement of a related person’s expenses incurred in performing his or her Company-related responsibilities in accordance with the Company’s policies and procedures;

•

Any related person transaction in which the related person’s interest arises only: (i) from the related person’s position as a director of another corporation or organization that is a party to the related person transaction; (ii) from the direct or indirect ownership by the related person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person (other than a partnership) which is a party to the related person transaction; or (iii) from both such position and ownership;

•

Any related person transaction in which the related person’s interest arises only from the related person’s position as a limited partner in a partnership in which the related person and all other related persons have an interest of less than ten percent and the person is not a general partner of and does not have another position in the partnership;

•

Any related person transaction in which the related person is providing investment advisory, investment management, participant record-keeping, securities brokerage, clearing services or any similar services as part of an employee benefit plan or similar plan offered by the Company to its executive officers, directors or employees where (i) the related person was not a related person at the time the Company first engaged the related person for such services; (ii) the related person became a related person solely through the acquisition of five percent or more of the Company’s common shares; and (iii) the related person is eligible to, and does, report shareholdings on Schedule 13G.

No director may participate in the approval of a related person transaction for which he or she, or his or her immediate family members, is a related person.

Dividends

We did not pay cash dividends in our fiscal year ended June 30, 2016.

Shareholders’ Agreement

In connection with our IPO, we entered into a shareholders’ agreement with affiliates of Carlyle and Madison Dearborn. Our board of directors currently consists of eight members. Pursuant to the shareholders’ agreement, affiliates of Carlyle and Madison Dearborn have each designated two members of our board of directors. In addition, our chief executive officer, Mr. Shore, shall serve as Chairman of the board of directors for so long as he is the Company’s chief executive officer.

The shareholders’ agreement also includes provisions pursuant to which we granted affiliates of Carlyle and Madison Dearborn the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common shares held by affiliates of Carlyle and Madison Dearborn or to piggyback on such registration statements in certain circumstances. These shares currently represent approximately 57.2% of our outstanding common shares. These common shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The shareholders’ agreement also requires us to indemnify certain of our shareholders and their affiliates in connection with any registrations of our securities.

Indemnification Agreements

In connection with our IPO, we entered into indemnification agreements with each of our directors and certain of our officers. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

Employment Agreements

See “Compensation Discussion and Analysis—Employment Agreements” for information regarding the employment agreements that we have entered into with our chief executive officer and two of our other named executive officers.

Net Sales to and Purchases from Portfolio Companies of Funds Affiliated with Carlyle or Madison Dearborn

We made net sales of packaging-related products in the amounts of approximately $0.4 million for the fiscal year ended June 30, 2016 to NBTY, Inc., a Carlyle portfolio company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common shares as of September 28, 2016 by:

•	each person known to us to own beneficially more than 5% of our common shares;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of Commission regulations governing the determination of beneficial ownership of securities. Under the Commission rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Multi Packaging Solutions International Limited, 150 East 52nd St., 28th Floor, New York, New York 10022.

	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class

Principal Shareholders
Investments funds affiliated with The Carlyle Group (1)	21,163,072	27.1%
Madison Dearborn (2)	23,482,216	30.1%

Executive Officers and Directors
Marc Shore (3)(4)	217,748	*
Dennis Kaltman (3)(5)	111,787	*
William H. Hogan (3)(6)	56,100	*
Rick Smith (7)	310,524	*
Ross Weiner (8)	9,854	*
Zeina Bain (1)	—	—
George Bayly	4,436	*
Richard H. Copans (2)	—	—
Eric Kump (1)	—	—
Gary McGann	4,436	*
Thomas S. Souleles (2)	—	—
Jason J. Tyler	4,642	*
All executive officers and directors as a group (12 persons)	719,527	*

* Denotes less than 1.0% of beneficial ownership.

(1)

CEP III Chase S.à r.l. (“CEP III”) is the record holder of 21,163,072 common shares. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of CEP III Managing GP Holdings, Ltd., which is the general partner of CEP III Managing GP, L.P., which is the general partner of Carlyle Europe Partners III, L.P., which is the sole shareholder of CEP III Participations, S.à r.l., SICAR, which is the sole shareholder of CEP III.

Voting and investment determinations with respect to the common shares held by CEP III are made by an investment committee of CEP III Managing GP, L.P. comprised of Daniel D’Aniello, William Conway, David Rubenstein, Louis Gerstner, Allan Holt, Kewsong Lee and Thomas Mayrhofer. Each member of the investment committees disclaims beneficial ownership of such common shares.

The address for each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Intertrust Corporate Services, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. The address for CEP III and CEP III Participations, S.à r.l., SICAR is c/o The Carlyle Group, 2, avenue Charles de Gaulle, 4th floor, L -1653 Luxembourg, Luxembourg. The address of each of the other persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(2)

Held by Mustang Investment Holdings L.P. (“Holdings”). MDP Global Investors II Limited (“MDP Limited”) is the general partner of MDP VI Global GP, LP, which in turn is the general partner of each of MDCP VI-A Global Investments LP (“Global VI-A”), MDCP VI-C Global Investments LP (“Global VI-C”) and MDCP Executive VI-A Global Investments LP (“Global Executive VI-A”, together with Global VI-A and Global VI-C, the “MDP Global Funds”). MDP Limited is also the general partner of Holdings, and each of the MDP Global Funds, along with certain other persons, is a limited partner of Holdings.

Voting and investment determinations by MDP Limited are made by a majority vote of the members of MDP Limited. Each member of MDP Limited disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

The address for Holdings, each of the MDP Global Funds, and MDP Limited is c/o Maples and Calder, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

In addition to the common shares listed, Messrs. Shore, Kaltman and Hogan are investors in Holdings. None of the foregoing persons has direct or indirect voting or dispositive power with respect to our common shares held of record by Holdings.

(4)	Includes 190,160 common shares issuable upon vesting of restricted stock units that remain subject to continued vesting conditions.

(5)	Includes 84,199 common shares issuable upon vesting of restricted stock units that remain subject to continued vesting conditions.
(6)	Includes 42,100 common shares issuable upon vesting of restricted stock units that remain subject to continued vesting conditions.
(7)

Includes 271,566 common shares held directly by Mr. Smith and 24,981 common shares common shares issuable upon vesting of restricted stock units that remain subject to continued vesting conditions. Also includes 13,977 common shares held by Mr. Smith’s wife.

(8)	Represents 9,854 common shares issuable upon vesting of restricted stock units that remain subject to continued vesting conditions.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers:

Name	Age*	Position
Marc Shore.........................................................	62	Chief Executive Officer
Dennis Kaltman...................................................	51	President
Rick Smith...........................................................	47	Executive Vice President
William H. Hogan.................................................	57	Chief Financial Officer and Executive Vice President
Ross Weiner.......................................................	38	Vice President — Finance, Chief Accounting Officer

*As of October 6, 2016.

Marc Shore, Chief Executive Officer

Mr. Shore joined MPS in March 2005. Mr. Shore has 38 years of experience in the print-based specialty packaging industry. Prior to joining MPS, Mr. Shore was CEO of Shorewood Packaging, which grew under his direction from $72 million in sales to $680 million, becoming one of the largest independent packaging companies in North America at that time. Mr. Shore led Shorewood through a successful initial public offering in 1986 and for 14 years as a public company, before its sale to International Paper (“IP”). Following IP’s acquisition of Shorewood in 2000, Mr. Shore continued as President of the business and as a corporate officer of IP until 2004. Mr. Shore received his B.S. in business administration from Boston University. Our board of directors has concluded that Mr. Shore should serve as a director because of his leadership role with our company and his extensive experience in and knowledge of the packaging industry.

Dennis Kaltman, President

Mr. Kaltman joined MPS in July 2005. Mr. Kaltman has more than 20 years of experience in the print-based specialty packaging industry. Prior to joining MPS, Mr. Kaltman served as Senior Vice President of IP’s Home Entertainment Packaging Division. Before joining IP, Mr. Kaltman was Senior Vice President of Shorewood Packaging from 1998 to 2000 and was Senior Vice President of Queens Group from 1990 to 1998. Queens Group was acquired by Shorewood Packaging in 1998. Mr. Kaltman and Mr. Shore have worked together for 17 years. Mr. Kaltman received his B.A. in political science from Northwestern University and his M.B.A. from Columbia University.

Rick Smith, Executive Vice President

Mr. Smith joined MPS in 2014 upon the combination of the Company with Chesapeake. Mr. Smith has more than 20 years of experience in the print and packaging sector. Prior to joining MPS, Mr. Smith served as Chief Financial Officer for Chesapeake and had been with the company for 18 years. Mr. Smith received his ACMA from the University of Derby and his DMS from Nottingham Trent University.

William H. Hogan, Chief Financial Officer and Executive Vice President

Mr. Hogan joined MPS in February 2006. Mr. Hogan has 30 years of experience in the print and packaging industry. Prior to joining MPS, Mr. Hogan spent one year with Computer Associates International as Senior Vice President of Finance. Before joining Computer Associates, Mr. Hogan served as Chief Financial Officer of IP Europe from 2001 to 2004. Before joining IP, Mr. Hogan served in various finance capacities at Shorewood from 1995 to 2000 and as Chief Financial Officer from 2000 to 2001. Prior to that, Mr. Hogan was a professional at Deloitte. Mr. Hogan has worked with Mr. Shore for more than 30 years, both at Deloitte and Shorewood, and with Mr. Kaltman for more than 10 years. Mr. Hogan is a Certified Public Accountant. Mr. Hogan received his B.S. in accounting from the State University of New York at Geneseo.

Ross Weiner, Vice President — Finance, Chief Accounting Officer

Mr. Weiner joined MPS in February 2016. Prior to joining MPS, Mr. Weiner served as Vice President — Chief Accounting Officer for The Hain Celestial Group, Inc. (“Hain”), a manufacturer, marketer and distributor of organic and natural products. Before joining Hain, Mr. Weiner was a Senior Manager at Ernst & Young from 1999 to 2011. Mr. Weiner received his B.S. in Accounting from the State University of New York at Geneseo.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors. Our directors are divided into three classes with staggered three-year terms so that the term of one class expires at each annual general meeting of members.  Two nominees will be proposed for election as Class I directors at the Annual Meeting. Information regarding our directors’ professional experience and ages (as of October 6, 2016) is set forth below.

It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. The elected directors will serve until the annual general meeting of members in 2019 or until an earlier resignation or retirement or until their successors are elected and qualify to serve.

All of the nominees are presently serving as directors of the Company. Mr. McGann was recommended by our non-management directors. The nominees have agreed to stand for reelection. However, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our board of directors, or the board of directors may determine to leave the vacancy temporarily unfilled.

Nominees for Election as Class I Directors

Gary McGann

Mr. McGann, age 66, became a member of our board of directors following the IPO. Mr. McGann was previously Chief Executive Officer of the Smurfit Kappa Group from 2002 until his retirement in 2015 and President and Chief Operations Officer of the Smurfit Group from 2000 to 2002. He joined the Smurfit Group in 1998 as Chief Financial Officer. He has held a number of senior positions in both the private and public sectors over the previous 20 years, including Chief Executive of Gilbeys of Ireland Group and Aer Lingus Group plc. He is Chairman of Paddy Power Betfair plc, a non-executive Director of the Smurfit Kappa Group plc and Green REIT plc, the former President and director of the Irish Business Employers Confederation, a former member of the European Round Table of Industrialists and Chairman of the Confederation of European Paper Industries. Mr. McGann obtained a B.A. from University College Dublin and holds a M.S. degree in Management Science. He is a Fellow of the Chartered Institute of Certified Accountants (FCCA) and an Honorary Fellow of the National College of Ireland. The board of directors has concluded that Mr. McGann should serve as a director because of his experience in and knowledge of the packaging industry and his extensive understanding of the operational, financial and strategic issues facing public and private companies.

Thomas S. Souleles

Mr. Souleles, age 48, became a member of our board of directors in June 2015. Mr. Souleles is a Managing Director at Madison Dearborn concentrating on investments in the basic industries sector. Prior to joining Madison Dearborn in 1995, Mr. Souleles was with Wasserstein Perella & Co., Inc. Mr. Souleles received his A.B. in The Woodrow Wilson School of Public and International Affairs from Princeton University, his J.D. from Harvard Law School and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Souleles currently sits on the boards of directors of Packaging Corporation of America and Children’s Hospital of Chicago Medical Center, and on the board of trustees of the National Multiple Sclerosis Society, Greater Illinois Chapter. The board of directors has concluded that Mr. Souleles should serve as a director because he brings, among other things, extensive financial and management expertise and experience, extensive knowledge of and experience in the packaging industry and basic industries sector and general business and financial acumen.

The board of directors of the Company recommends a vote “FOR” each of the foregoing nominees for election as Class I directors.

Directors Continuing in Office

Continuing Class II Directors with Terms Expiring at the 2017 Annual General Meeting of Members

George Bayly

Mr. Bayly, age 74, became a member of our board of directors following the IPO. Mr. Bayly currently serves as principal of Whitehall Investors, LLC, a consulting and venture capital firm, having served in that role since August 2008. Mr. Bayly served as Chairman and Chief Executive Officer of Altivity Packaging LLC, a maker of consumer packaging products and services, from September 2006 to March 2008. He also served as Co-Chairman of U.S. Can Corporation from 2003 to 2006 and Chief Executive Officer in 2005. In addition, from January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Prior to joining Packaging Corporation of America, Mr. Bayly served as a Lieutenant Commander in the United States Navy. Mr. Bayly currently serves on the board of directors of ACCO Brands Corporation and Treehouse Foods, Inc. and formerly served on the board of directors of Graphic Packaging Holding Co. Mr. Bayly holds a B.S. from Miami University and an M.B.A. from Northwestern University. The board of directors has concluded that Mr. Bayly should serve as a director because of his experience as a former executive of numerous packaging companies and his extensive understanding of the operational, financial and strategic issues facing public and private companies.

Eric Kump

Mr. Kump, age 46, became a member of our board of directors in June 2015. Mr. Kump is a Managing Director at Carlyle with responsibility for coverage of the U.K. market. Prior to joining Carlyle in 2010, Mr. Kump was a Managing Director and head of the London-based private equity team of Dubai International Capital (“DIC”). While at DIC, he was on the board of various investments including Alliance Medical, Almatis, Travelodge, Mauser Group and Merlin Entertainments Group. Prior to that, he was a Managing Director with Merrill Lynch Global Private Equity (“MLGPE”), where he was a member of the investment committee and a director of numerous portfolio companies. While at MLGPE, he focused on investments in a range of industries, including financial services, consumer, distribution, industrial and healthcare. Mr. Kump received his B.A. in finance and accounting from Pace University and his M.B.A. from Harvard Business School. Mr. Kump currently sits on the board of directors of Integrated Dental Holdings Limited, Innovation Group and PA Consulting Group. The board of directors has concluded that Mr. Kump should serve as a director because he brings extensive experience regarding the management of public and private companies and has significant core business skills, including financial and strategic planning.

Jason J. Tyler

Mr. Tyler, age 45, became a member of our board of directors in January 2016. Mr. Tyler is the Global Head of the Institutional Group at Northern Trust Asset Management (“Northern Trust”) with oversight of institutional sales, client relationship management and advisory services, including the Outsourced Chief Investment Officer and Defined Contribution practices. Previously, Mr. Tyler was the Head of Corporate Strategy at Northern Trust. Mr. Tyler received his A.B. in Political Science from Princeton University and his M.B.A. from the University of Chicago Booth School of Business. Mr. Tyler currently sits on the boards of directors of Advance Illinois, Northwestern Memorial Hospital Foundation, One Million Degrees and the Joffrey Ballet. The board of directors has concluded that Mr. Tyler should serve as a director because of his extensive understanding of the operational, financial and strategic issues facing public and private companies.

Continuing Class III Directors with Terms Expiring at the 2018 Annual General Meeting of Members

Marc Shore

Mr. Shore, age 62, became the Chairman of the board of directors following the IPO. Mr. Shore initially joined MPS in March 2005 and has 38 years of experience in the print-based specialty packaging industry. Prior to joining MPS, Mr. Shore was CEO of Shorewood Packaging, which grew under his direction from $72 million in sales to $680 million, becoming one of the largest independent packaging companies in North America at that time. Mr. Shore led Shorewood through a successful initial public offering in 1986 and for 14 years as a public company, before its sale to IP. Following IP’s acquisition of Shorewood in 2000, Mr. Shore continued as President of the business and as a corporate officer of IP until 2004. Mr. Shore received his B.S. in business administration from Boston University. The board of directors has concluded that Mr. Shore should serve as a director because of his leadership role with our company and his extensive experience in and knowledge of the packaging industry.

Zeina Bain

Ms. Bain, age 39, became a member of our board of directors following the IPO. Ms. Bain is a Managing Director at Carlyle and she advises on European buyout opportunities. Prior to joining Carlyle in 2001, Ms. Bain was an associate at European Digital Capital, a technology venture capital fund, and she also previously worked as an investment banking analyst in the emerging markets group at Merrill Lynch. Ms. Bain received her B.A. in philosophy, politics and economics from Oxford University. Ms. Bain currently serves on the board of directors of Innovation Group and formerly served on the boards of directors of AZ Electronic Materials, Britax Childcare, Firth Rixson and RAC Limited, among others, and as an observer on the board of directors of Axalta Coating Systems Limited. The board of directors has concluded that Ms. Bain should serve as a director because she brings extensive experience regarding the management of public and private companies and has significant core business skills, including financial and strategic planning.

Richard H. Copans

Mr. Copans, age 40, became a member of our board of directors following the IPO. Mr. Copans is a Managing Director at Madison Dearborn concentrating on investments in the basic industries sector. Prior to joining Madison Dearborn in 2005, Mr. Copans was an analyst with Thomas H. Lee Partners and Morgan Stanley & Co. Mr. Copans received his A.B. in economics from Duke University and his M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management. Mr. Copans formerly served on the boards of directors of BWAY Holding Company, Schrader International and Yankee Candle Company, Inc. The board of directors has concluded that Mr. Copans should serve as a director because he brings, among other things, extensive financial and management expertise and experience, extensive knowledge of and experience in the packaging industry and manufacturing sector and general business and financial acumen.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the Commission enacted requirements for the Company to present to its members a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As required by these rules, the board of directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 30 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 36, and cast an advisory vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the Company’s Proxy Statement for the 2016 Annual General Meeting of Members.”

As discussed in the Compensation Discussion and Analysis beginning on page 30, the board of directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The board of directors believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its members.

Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. While the vote does not bind the board of directors to any particular action, the board of directors values the input of the members, and will take into account the outcome of this vote in considering future compensation arrangements.

Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee of the board of directors, the Company strongly encourages all members to vote on this matter.

The board of directors recommends a vote “FOR” Proposal No. 2, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As discussed in Proposal No. 2, the board of directors values the input of members regarding the Company’s executive compensation practices. Members are also invited to express their views on how frequently advisory votes on named executive officer compensation, such as Proposal No. 2, will occur. Members can advise the board of directors on whether such votes should occur every one year, every two years or every three years or may abstain from voting.

This is an advisory vote, and as such is not binding on the board of directors. However, the board of directors will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A frequency vote similar to this will occur at least once every six years.

The board of directors recommends that members vote for advisory votes on executive compensation to be held every year.  An annual approach provides regular input by members.  Members are not being asked to approve or disapprove of the board of directors’ recommendation, but rather to indicate their own choice as among the frequency options.

Please mark on the proxy card your preference as to the frequency of holding member advisory votes on executive compensation, as either “1 year,” “2 years,” or “3 years” or you may mark “abstain” on this proposal.

The board of directors recommends a vote for “1 YEAR” for Proposal No. 3.

PROPOSAL NO. 4: APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for fiscal 2017. The board of directors is asking the members to approve this action and to delegate authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

Representatives of E&Y are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

In the event that the members fail to appoint E&Y as independent registered accounting firm and auditor, the Audit Committee will consider the member vote in determining whether to retain the services of E&Y in connection with the 2017 audit.

Independent Registered Public Accounting Firm

The following table shows the aggregate fees for professional services provided by E&Y and its affiliates for the audits of the Company’s consolidated financial statements for the fiscal years ended June 30, 2016 and 2015, and other services rendered during the fiscal years ended June 30, 2016 and 2015:

Fee Category	Fiscal 2016	Fiscal 2015
Audit Fees	$2,635,000	$2,564,000
Audit-Related Fees	—	904,000
Tax Fees	2,027,000	900,000
Total	$4,662,000	$4,368,000

Audit Fees

Audit fees consist of the fees and expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of quarterly financial statements, statutory audits and related services. Audit fees in fiscal 2016 and 2015 also include fees and expenses for services associated with filing the registration statements with the Commission for the Company’s initial public and secondary offerings.

Audit-Related Fees

Audit-related fees consist of due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters. The fees in fiscal 2015 primarily related to the Company’s acquisition of the North American and Asian print businesses of AGI Global Holdings Coöperatief U.A. and AGI Shorewood Group, US Holdings, LLC (collectively, “ASG”).  There were no such services performed during fiscal 2016.

Tax Fees

Tax fees in fiscal 2016 and 2015 include fees related to tax planning, structuring and advisory services performed in connection with our IPO, tax diligence on potential acquisitions including the ASG acquisition, and fees and expenses for tax compliance, primarily for the preparation of tax returns.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services.

Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence.    All audit services, audit-related services, tax services and other services provided by E&Y for fiscal 2016 and 2015 were pre-approved by the Audit Committee.

The board of directors recommends a vote “FOR” Proposal No. 4, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and auditor for fiscal 2017 and to delegate authority to the board of directors of the Company, acting through the Audit Committee, to fix the terms and remuneration thereof. Proxies will be voted “FOR” appointment, unless otherwise specified in the proxy.

PROPOSAL NO. 5:  APPROVAL OF 2016 INCENTIVE AWARD PLAN

Overview

In this Proposal No. 5, we are requesting our shareholders approve our 2016 Incentive Award Plan (the “2016 Equity Plan”). The 2016 Equity Plan provides equity compensation to directors, employees and consultants, and we believe it is important in order to maintain competitive compensation practices and to align the interests of our directors, employees and consultants with our members.  If the 2016 Equity Plan is not approved we may be limited in the ability to use equity compensation as a tool for aligning our directors’, employees’ and consultants’ interests with our members’ interests and may be limited in granting performance-based compensation under Section 162(m) of the Code (“Section 162(m)”).  We believe the 2016 Equity Plan, together with the Company’s other policies, properly balances its compensatory design with shareholder interests.

The board of directors approved the 2016 Equity Plan on September 30, 2016, subject to member approval. If this Proposal No. 5 is not approved by our members, the 2016 Equity Plan will not become effective, but the 2015 Incentive Award Plan (the “Prior Equity Plan”) will remain in effect in accordance with its present terms. Upon approval of the 2016 Equity Plan, no new awards may be granted under the Prior Equity Plan.

The approval of the 2016 Equity Plan requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

Determination of Shares Under the 2016 Equity Plan and Dilution Under the 2015 and 2016 Incentive Award Plans

The number of shares reserved for issuance under the 2016 Equity Plan will be less than the number of shares previously available for issuance under the Prior Equity Plan (under which we will no longer be able to issue awards following approval of the 2016 Equity Plan). In determining to approve the 2016 Equity Plan and its smaller share reserve, the Compensation Committee reviewed an analysis prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), the committee’s independent compensation consultant. Specifically, the Compensation Committee considered that, as of September 28, 2016:

•	There were approximately 77,452,946 common shares outstanding;
•

The total number of shares subject to outstanding awards (restricted stock,  restricted stock units and performance stock units) under the Prior Equity Plan equaled 637,964 shares (0.7% of our fully-diluted shares outstanding);

•	The total number of common shares available for future awards under the Prior Equity Plan equaled 8,362,036 (9.7% of our fully-diluted shares outstanding);
•

The total number of common shares subject to outstanding awards (637,964 shares), plus the total number of shares available for future awards under the Prior Equity Plan (8,362,036 shares), represents a current fully-diluted overhang percentage of 10.4% (i.e., the potential dilution of our shareholders represented by the Prior Equity Plan); and

•

If approved, the shares reserved for issuance under the 2016 Equity Plan will include 4,000,000 additional common shares, plus any shares subject to outstanding awards under the Prior Equity Plan that are forfeited after approval of the 2016 Equity Plan.  The maximum number of shares that may be issued under the 2016 Equity Plan, assuming forfeiture of all shares subject to outstanding awards under the Prior Equity Plan, equals 4,637,964 shares, which represents a total fully-diluted overhang percentage of 5.6%.

•

Based on the closing price on the New York Stock Exchange for our common shares on September 28, 2016, of $14.37 per share, the aggregate market value as of that date of the 4,000,000 additional common shares proposed under the 2016 Equity Plan was $57.5 million.

•

All future equity awards are generally expected to be made under the 2016 Equity Plan and we estimate that the shares reserved for issuance under the 2016 Equity Plan, including any shares subject to outstanding awards under the Prior Equity Plan that are subsequently forfeited, would be sufficient for approximately six additional years of awards, based on currently projected new employee growth and assuming we continue to grant awards consistent with our current expectations. However, the share reserve under the Company’s equity plans could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

In consideration of these factors, and our belief that the ability to continue granting equity compensation (including qualified performance-based compensation under Section 162(m) (as described below)) is vital to our attracting and retaining employees, we believe that the 2016 Equity Plan and the size of the share reserve under the 2016 Equity Plan are reasonable, appropriate and in the best interests of the Company at this time. Our Compensation Committee would retain full discretion under the 2016 Incentive Award Plan to determine the number and amount of awards to be granted, subject to the terms of the 2016 Incentive Award Plan, and future benefits that may be received by participants under the 2016 Incentive Award Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices since our IPO. We recognize that equity compensation awards dilute shareholder equity, so we have sought to carefully manage our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

Benefits of the 2016 Equity Plan

We believe that equity is a key element of the Company’s compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our members. The 2016 Equity Plan allows us to provide key employees, and consultants and advisors, with equity incentives that are competitive with the marketplace, including qualified performance-based compensation under Section 162(m).

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other most highly compensated officers of a corporation (other than the chief  financial officer). The deduction limit does not apply to “qualified performance-based compensation.”  One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that when the Company has discretion in setting performance goals under which compensation may be paid the material terms of the performance goals must be disclosed to and approved by the Company’s shareholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2016 Equity Plan, each of these aspects is discussed below, and, as noted above, approval of the Plan itself will constitute approval of each of these aspects for purposes of the approval requirements of Section 162(m). The Company is currently eligible to grant certain awards that are exempt from Section 162(m) under the Prior Equity Plan. However, the Company’s ability to make exempt awards may be limited in the future and it may be advisable to grant “qualified performance-based compensation” under Section 162(m).  If approved by the members, the 2016 Equity Plan will enable the Company to, in its discretion, grant awards that are intended to constitute “qualified performance-based compensation” under Section 162(m).

If members fail to approve the proposal, we will still be able to make awards under the Prior Equity Plan, but some awards paid to our senior executives may not be deductible.

Description of the 2016 Equity Plan

The following is a summary of the material terms and conditions of the 2016 Equity Plan, as proposed, and is qualified in its entirety by reference to the 2016 Equity Plan, as proposed, which is attached to this proxy statement as Appendix A.

Administration

The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2016 Equity Plan and to interpret the provisions of the 2016 Equity Plan. The board of directors may delegate authority under the 2016 Equity Plan to one or more committees or subcommittees of the board of directors and, subject to limitations contained in the 2016 Equity Plan, to one or more officers of the Company.

Subject to any applicable limitations contained in the 2016 Equity Plan, the board of directors or any other committee or executive to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of common shares covered by stock options and the dates upon which such stock options become exercisable, (ii) the exercise price of stock options (which may not be less than the fair market value of our common shares on the date of grant), (iii) the duration and other terms and conditions of stock options, and (iv) the number of common shares subject to any stock appreciation right, restricted stock award, restricted stock unit award or other stock or cash-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Eligibility and Administration

Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries, will be eligible to receive awards under the 2016 Equity Plan. As of September 28, 2016, the persons eligible to receive awards under the 2016 Equity Plan consisted of approximately 8,700 employees, eight directors and zero consultants.  The 2016 Equity Plan will be administered by the board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (collectively, the “plan administrator”), subject to certain limitations that may be imposed under the 2016 Equity Plan, Section 16 of the Exchange Act, NYSE rules and other laws, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2016 Equity Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2016 Equity Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

Subject to certain adjustments as described in the plan and below, an aggregate of 4,000,000 common shares will initially be available for issuance under awards granted pursuant to the 2016 Equity Plan. Shares issued under the 2016 Equity Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. The market value of a common share as of September 28, 2016 equaled $14.37.

If an award under the Prior Equity Plan or the 2016 Equity expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at or below cost or not issuing shares (including upon delivery of shares to pay exercise price and/or taxes), any shares subject to such award may, to the extent of such expirations, lapse or termination, exchange, surrender, repurchase, cancellation or forfeiture, be used again for new grants under the 2016 Equity Plan. Awards granted under the 2016 Equity Plan upon the assumption of, or in substitution for, awards authorized or outstanding under, and future awards granted under the 2016 Equity Plan in respect of shares reserved, but not yet granted under, a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2016 Equity Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Section 162(m) Per-Participant Award Limitation Under the 2016 Equity Plan

The maximum aggregate number of common shares with respect to one or more stock options or SARs that may be granted to any one person during any fiscal year of the Company will be 1,000,000 and the maximum aggregate number of common shares with respect to one or more awards granted to any one person pursuant to the 2016 Equity Plan during any fiscal year that are intended to be “performance based compensation” within the meaning of Section 162(m) of the Code and are denominated in common shares is 1,000,000. The maximum amount of cash that may be paid to any one person during any fiscal year with respect to one or more awards payable in cash and not denominated in common shares is $5,000,000, provided that the foregoing limit shall be multiplied by two with respect to awards denominated in shares and awards paid in cash to any person during the first fiscal year in which he or she commences employment. Further, in no event will more than 4,000,000 common shares be granted to any one person during any fiscal year with respect to one or more awards denominated in common shares.

Limit on Non-Employee Director Compensation

The maximum aggregate grant date fair value as determined in accordance with ASC 718 (or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2016 Equity Plan during any fiscal year, together with any other fees or compensation paid to such director outside of the 2016 Equity Plan for services as a director, may not exceed $500,000 (or, in the fiscal year of any director’s initial service, $750,000).

Awards

The 2016 Equity Plan provides for the grant of stock options, including incentive stock options (“ISOs”), and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), and other stock or cash-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2016 Equity Plan. Certain awards under the 2016 Equity Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2016 Equity Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in our common shares, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of our common shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each stock option and SAR, the exercise price of each stock option and SAR and the conditions and limitations applicable to the exercise of each stock option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

Restricted Stock and RSUs. Restricted stock is an award of nontransferable common shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver our common shares in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on our common shares prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred on a mandatory basis or at the election of the participant. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Dividends or dividend equivalents with respect to an award of restricted stock or RSUs, as applicable, with performance-based vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related restricted stock or RSUs. Payment of any such dividends or dividend equivalents shall be made as soon as administratively practicable following the time the applicable award vests and become non-forfeitable or such later time as may be set forth in an award agreement.

Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested common shares and other awards valued wholly or partially by referring to, or otherwise based on, our common shares or other property. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2016 Equity Plan may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the company’s performance or the performance of a subsidiary, division, business segment or business unit of the company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Limitation on Repricing

Other than in connection with any equity restructuring or other corporate transactions, the plan administrator shall not without the approval of the Company’s members (a) lower the exercise price of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price exceeds the fair market value in exchange for cash or another award, or (c) take any other action with respect to a stock option or SAR that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the common shares are listed.

Certain Transactions

In connection with certain corporate transactions and events affecting our common shares, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2016 Equity Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2016 Equity Plan and replacing or terminating awards under the 2016 Equity Plan. In addition, in the event of certain non-reciprocal transactions with our members, the plan administrator will make equitable adjustments to the 2016 Equity Plan and outstanding awards as it deems appropriate to reflect the transaction.

Claw-Back Provisions, Transferability and Participant Payments

All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2016 Equity Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2016 Equity Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, our common shares that meet specified conditions, a promissory note, a “market sell order” or such other consideration as it deems suitable or any combination of the foregoing.

Plan Amendment or Termination

The board of directors may amend awards or amend or terminate the 2016 Equity Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2016 Equity Plan, may materially and adversely affect an award outstanding under the 2016 Equity Plan without the consent of the affected participant and member approval will be obtained for any amendment to the extent necessary to comply with applicable laws and NYSE rules. Further, the plan administrator cannot, without the approval of our members, (a) amend any outstanding stock option or SAR to reduce its exercise price per share, (b) cancel any outstanding stock option or SAR in exchange for cash or another award under the 2016 Equity Plan when the exercise price per share of such stock option or SAR exceeds its fair market value or (c) otherwise reprice any stock option or SAR. The 2016 Equity Plan will remain in effect until the tenth anniversary of its effective date, unless earlier terminated by the board of directors. No awards may be granted under the 2016 Equity Plan after its termination.

If the members do not approve the adoption of the 2016 Equity Plan, the Prior Equity Plan will continue in effect on its terms and conditions as in effect immediately prior to board approval of the 2016 Equity Plan on September 30, 2016.

Federal Income Tax Consequences of the 2016 Equity Plan

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2016 Equity Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement and is intended for general information only. Alternative minimum tax and other federal tax and foreign, state, and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality. Changes to the federal income tax laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income (as compensation income) and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will generally not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code, or an 83(b) election, is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income upon the date of grant equal to the value of the stock less the purchase price and, when the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or, if an 83(b) election is made, the date of grant).

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock- and Cash-Based Awards

The tax consequences associated with any other stock-based and cash-based award granted under the 2016 Equity Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property received or to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common shares (if any).

Tax Consequences to MPS

There will be no tax consequences to us except that we will generally be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code (as described below).

Section 162(m) of the Code

Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain executive officers exceeds $1 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The 2016 Equity Plan has been structured with the intent that awards granted thereunder may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. To the extent granted at an exercise price not less than the value of our common shares, stock options and SARs granted under the 2016 Equity Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, restricted stock units and other stock- or cash-based awards under the 2016 Equity Plan may qualify as “performance-based” under Section 162(m) of the Code if they vest or become payable based solely upon attainment of pre-established goals based on the performance measures described in Performance Criteria in the 2016 Equity Plan.

We have attempted to structure the 2016 Equity Plan in such a manner that the Compensation Committee can determine the terms and conditions of awards granted thereunder in order to determine whether the remuneration attributable to such awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue and, due to uncertainties in the application of the regulations under Section 162(m) of the Code, there is no guarantee that deductions claimed under Section 162(m) of the Code will not be challenged or disallowed by the Internal Revenue Service. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from taking a contrary position with respect to the 2016 Equity Plan. Furthermore, although our Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of MPS or our shareholders.

Section 409A of the Code

This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If the terms of any award do not meet the requirements of Section 409A of the Code, then the violation may result in an additional 20% tax obligation, plus penalties and interest for the applicable participant.

New Plan Benefits

The table below shows, as to our non-employee directors and the various indicated groups, the number of common shares subject to awards that will be allocated to them under the 2016 Equity Plan in respect of each fiscal year on and after June 30, 2017. Other than the awards described in the table below, all future awards under the 2016 Equity Plan will be made by the board of directors or the Compensation Committee and are not currently determinable. No awards are currently outstanding under the 2016 Equity Plan. Further, no awards would have been received or allocated to any persons under the 2016 Equity Plan in the fiscal year ended June 30, 2016 had the 2016 Equity Plan been in effect during such fiscal year.

Name and Position	Number of stock awards		Dollar value of stock awards

Named Executive Officers
Marc Shore	—		—
Dennis Kaltman	—		—
William H. Hogan	—		—
Rick Smith	—		—
Ross Weiner	—		—
All current executive officers, as a group	—		—

All current directors who are not executive officers, as a group	15,660	(1)	$225,034	(1)

All employees, including all current officers who are not executive officers, as a group	—		—

(1)

Represents the aggregate annual stock grants to three, currently eligible non-employee directors, each with a fair market value of $75,000, expected to occur under the 2016 Equity Plan with respect to each fiscal year on and after June 30, 2017 in which such non-employee directors provide services (and in consideration for such services). The number of shares is calculated based on the market value of a common share as of September 28, 2016 which equaled $14.37, but is subject to change based on the share price utilized in connection with the actual grants.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The number of shares underlying outstanding options, warrants and rights, the weighted-average exercise price of such outstanding awards, if any, and the number of additional shares remaining available for future issuance under our equity plan, as of June 30, 2016, are as follows:

Plan	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)

Equity compensation plans approved by security holders
2015 Incentive Award Plan	164,792	(1)	—	(2)	8,828,146	(3)
Total	164,792		—		8,828,146

(1)	Represents the number of underlying common shares associated with outstanding restricted stock units granted under the 2015 Incentive Award Plan.

(2)	Restricted stock unit awards are not taken into account for purposes of calculation of weighted-average exercise price.

(3)

Represents the number of common shares available for issuance under the 2015 Incentive Award Plan.  Subject to shareholder approval of the 2016 Equity Plan, no further equity grants will be made under the 2015 Incentive Award Plan

The board of directors recommends a vote “FOR” Proposal No. 5, approval of the 2016 Incentive Award Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is providing this report to enable members to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at www.ir.multipkg.com.

The Audit Committee consists of three directors, Messrs. McGann, Bayly and Tyler,  all of whom are independent within the meaning of the rules promulgated by the Commission and applicable NYSE rules.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2016 with management and the Company’s independent registered public accounting firm, E&Y; (ii) discussed with E&Y the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from E&Y as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with E&Y their independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by E&Y, and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended June 30, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Gary McGann (Chairman)

George Bayly

Jason J. Tyler

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors consists of the three directors named below. The Company is a “controlled company” pursuant to the NYSE rules and, accordingly, is eligible to, and does, take advantage of the exemption provided in the NYSE listing standards from having a compensation committee composed entirely of independent directors.

The Compensation Committee of the board of directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the Commission. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Eric Kump (Chairman)

George Bayly

Thomas S. Souleles

COMPEnsation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview and analysis of the elements of the Company’s compensation program for our named executive officers identified below (the “NEOs”), the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and the material factors considered in making those decisions. For the fiscal year ended June 30, 2016, our NEOs were:

•	Marc Shore, Chief Executive Officer;
•	William Hogan, Executive Vice President & Chief Financial Officer;
•	Dennis Kaltman, President;
•	Rick Smith, Executive Vice President; and
•	Ross Weiner, Vice President – Finance, Chief Accounting Officer.

Compensation Philosophy

The Company’s overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. The Company believes compensation should be structured to encourage “pay for performance” and to ensure that a significant portion of the compensation opportunity will be related to factors that are intended to directly and indirectly influence shareholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance. Consistent with our performance-based philosophy, compensation for our NEOs includes a significant incentive-based component, which includes variable cash awards under our annual incentive bonus program based on the financial performance of the Company. Further, the NEOs generally maintain equity awards in the Company to align our NEOs’ interests with our long-term performance. The total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with shareholders. The variable annual cash incentive award and the equity awards are designed to provide that total compensation reflects the overall success or failure of the Company and to motivate the NEOs to meet appropriate performance measures, thereby maximizing total return to shareholders.

Elements of Compensation

The primary elements of our executive compensation program and the objectives that correspond to each such element are summarized in the following table:

Compensation Element	Objectives
Base salary	To provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities and to attract and retain individuals with superior talent.
Annual performance-based cash incentives	To promote the Company’s near-term performance objectives and reward individual contributions to the achievement of those objectives.
Long-term equity incentive awards

To emphasize the Company’s long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of the Company.

Severance benefits (1)	To encourage the continued attention and dedication of the applicable executives and to focus their attention on the Company’s ongoing business.
Retirement savings	To provide an opportunity for tax-efficient savings and long-term financial security.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to the Company.
(1)

Other than certain equity vesting that applies to other NEOs upon certain terminations of employment following a change in control, Messrs. Shore and Smith are currently the only NEOs who are entitled to severance benefits upon termination of employment. See the section entitled “Potential Payments upon Termination or Change in Control” for further details regarding this severance eligibility.

Determination of Compensation

In support of our compensation philosophy, our overall executive compensation program, including the elements described above, is generally designed to be flexible rather than formulaic. The board of directors had primary authority to determine and approve compensation decisions. Historically, the board of directors has determined overall NEO compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our and similar industries. Further, to aid the board of directors in making its determinations, our Chief Executive Officer historically has provided recommendations regarding the compensation of all officers, excluding himself. Following our IPO, the duties of the board of directors with respect to determination of compensation awards has generally been delegated to our Compensation Committee. The Compensation Committee generally has authority to review and approve NEO compensation (including equity compensation awards) and make recommendations to the board of directors with respect to the adoption of incentive and equity compensation plans. In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its duties or responsibilities to a subcommitee of the Compensation Committee.

In fiscal 2016, the Compensation Committee directly engaged FW Cook as its independent compensation consultant for purposes of providing advice and guidance with respect to executive and non-employee director compensation. FW Cook did not provide any additional services to the Company during fiscal 2016. In addition, the Compensation Committee has determined that its engagement with FW Cook does not raise any conflicts of interest.

In coordination with FW Cook, the Company developed a peer group for purposes of its going forward compensation decisions.  The selected peer group consisted of the following fifteen companies:

Peer Group Companies
A.O. Smith	AptarGroup
Armstrong World Ind.	Boise Cascade
CCL Industries	Clearwater Paper
Glatfelter	Griffon Corp.
Kaptstone Paper & Pkg.	Lennox International
Multi-Color	Neenah Paper
Nortek	Schweitzer-Mauduit
Univ. Forest Prod.

The Compensation Committee utilized the peer group to provide context for its compensation decision-making  for purposes of the fiscal 2016 equity grants in June 2016 (as described below) and the fiscal 2017 compensation determinations generally. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee’s determination of the peer group. Further, the Compensation Committee did not review any broad survey data in connection with its compensation determinations.

The analysis of the above-mentioned peer group and their executive compensation programs indicated to the Compensation Committee that its compensation decisions are generally aligned with the marketplace and our compensation program was structured to support the Compensation Committee’s objectives, as described above.

In the future, the Compensation Committee may, in its discretion, review and/or modify the selection criteria for our peer group and the peer group companies from year to year as it determines appropriate, depending on, among other factors, changes in the marketplace, acquisitions, divestitures and the business focus of us and/or our peer group companies. Further, at the Annual Meeting, the Company has provided its members with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay vote”) and, following the Annual Meeting, the Compensation Committee intends to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Program Overview

The compensation decisions for the NEOs in fiscal 2016 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis. All references to the “board of directors” in this Compensation Discussion and Analysis shall mean the board of directors of MPS Holdings with respect to compensation prior to our IPO and the board of directors or Compensation Committee, as applicable, after our IPO. All amounts for Rick Smith are denoted in dollars, as converted from British pounds sterling, which for fiscal 2016 is at a conversion rate of U.S. $1.48 per 1.00 British pound sterling (which reflects the average exchange rate during the fiscal year ended June 30, 2016).

Base Salaries

Our NEOs receive a base salary to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive officer’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The board of directors increased the base salaries for our NEOs for the fiscal year ended June 30, 2016 based on, among other things, market adjustments. The base salaries for our NEOs for the fiscal year ended June 30, 2016 and the percentage increase in the base salaries as compared to the fiscal year ended June 30, 2015 are set forth in the following table:

Name	2016 Base Salary ($)		Percentage Increase from 2015 Base Salaries (%)
Marc Shore	1,114,932		2.5
William Hogan	400,000		8.1
Dennis Kaltman	500,000		11.1
Rick Smith	280,645		4.2	(1)
Ross Weiner	99,375	(2)	n/a

(1)	Represents the percentage increase in base salary paid in British pounds sterling.
(2)	Represents a prorated portion of Mr. Weiner’s salary paid in respect of fiscal 2016. Mr. Weiner’s annual base salary during fiscal 2016 equaled $265,000.

Annual Performance-Based Cash Compensation

The Company believes that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by the board of directors at the beginning of each year with input from our Chief Executive Officer. Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. As soon as practical after the year is completed, the board of directors reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for the NEOs. None of our NEOs has a guaranteed minimum annual performance bonus. The maximum and minimum portions of target awards, if any, payable under the plan may vary from year to year and are set at levels that the Company determines are necessary to maintain competitive compensation practices and properly motivate our NEOs by rewarding them for the Company’s annual performance and their contributions to that performance.

Manager Incentive Plan

The NEOs generally participated in our Manager Incentive Plan (the “MIP”) for the fiscal year ended June 30, 2016, which provides for annual, performance-based cash bonuses in the event certain specified Company and individual measures are achieved. Under the terms of the MIP, Messrs. Shore, Hogan, Kaltman, Smith and Weiner had target bonus amounts equal to $750,000, $400,000, $500,000, $126,300 (or, £85,300), and $29,622 (prorated for a partial year), respectively. For our fiscal year ended June 30, 2016, awards paid under the MIP to the NEOs were based upon Adjusted EBITDA. The Company believes that this performance objective incentivizes the NEOs to reach the Company’s short-term goals and increase shareholder value and represents a key profitability measure for the Company. The target Adjusted EBITDA equaled $265.0 million. The MIP did not contemplate any minimum bonus amounts, but set maximum bonus amounts equal to 200% of target bonus opportunity. Subject to such maximum, each of the NEOs had the ability to earn more or less than their target bonus amounts for over performance or under performance, as described in the following table:

FY16 MPS Annual Incentive Plan Funding Schedule (1)
	EBITDA
	($M)	% of Target	% of Target Earned
Cap	≥$291.5	≥110.0%	200.0%
	$ 278.3	105.0%	150.0%
Target	$ 265.0	100.0%	100.0%
	$ 258.4	97.5%	75.0%
Threshold	$ 251.8	95.0%	50.0%
	<$251.8	<95.0%	0.0%
(1)	Linear interpolation between points shown.

Based on Adjusted EBITDA equal to $254.3 million, each NEO was eligible to receive a bonus of 59.5% of target bonus opportunity.  However, as permitted under the MIP, the board of directors determined in its discretion (and after taking into consideration Mr. Shore’s recommendations regarding the other NEOs) to decrease the bonus payments to Messrs. Shore, Hogan, Kaltman and Weiner to 50.0% of their applicable target bonus opportunities and increase the bonus payment to Mr. Smith to approximately 70% of his target bonus opportunity. As a result, Messrs. Shore, Hogan, Kaltman, Smith and Weiner were entitled to bonuses in amounts equal to $375,000, $200,000, $250,000, $90,298 (or, £61,000) and $14,811, respectively. The actual award amounts earned by our NEOs for fiscal 2016 are included in the “Non-Equity Incentive Plan Compensation” column of the fiscal 2016 Summary Compensation Table below. For purposes of the MIP, “EBITDA” is defined as consolidated net income (loss) plus interest, taxes, depreciation and amortization and “Adjusted EBITDA” consists of EBITDA as adjusted for transaction costs, stock based and deferred compensation, debt extinguishment charges, restructuring related costs, gain/loss on sale of fixed assets, foreign currency gains/losses and certain other items that do not relate to the ongoing operations.

Long-Term Equity Incentive Awards

We believe that providing a portion of our NEOs’ total compensation in the form of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and shareholder interests. Prior to our IPO, the NEOs, together with other members of management, historically received equity compensation awards from affiliates of the Company.  Following our IPO, the Company granted equity awards directly to the named executive officers and the Company intends to continue to make such grants in the future. In particular, commencing in fiscal 2017, the Company has granted 50% of NEOs’ equity awards in the form of performance-based restricted stock units that are based on total shareholder return performance relative to a group of peer companies.

Restricted Stock Units

In connection with the commencement of his employment, on February 15, 2016, Mr. Weiner was granted 5,854 restricted shares, which vest in three equal annual installments from the grant date, subject to continued employment through such date.

On June 30, 2016, Messrs. Shore, Kaltman, Hogan and Smith were each granted 74,906, 29,962, 14,981 and 14,981 restricted stock units, respectively. Such restricted stock units reflect a pro-rated annual equity award for the period of time between our IPO and June 30, 2016, as no fiscal year 2016 equity award had been previously granted.  Such restricted stock units will cliff vest on June 30, 2019, subject to continued employment through such date.  In the event that the applicable NEO’s employment is terminated due to death or disability or upon the NEO’s attainment of age 65 with at least 10 years of service, a qualified retirement, a prorated portion of the restricted stock units held by such NEO shall vest.  Further, in the event of a change in control, the vesting of all of the restricted stock units held by such NEO shall automatically accelerate if the restricted share units are not assumed by the acquirer or if the NEO’s employment is terminated in connection with or following the change in control.  Settlement of the restricted stock units in shares will occur as soon as practicable following June 30, 2019, subject to earlier settlement in the event of accelerated vesting upon a termination of employment.

Commencing in fiscal 2017, the Company has granted annual restricted stock units, 50% in the form of time-based vesting units and 50% in the form of performance-based vesting units.  The Company believes these grants will further incentivize the NEOs and align their interests with shareholders on a going forward basis.

Chase Manco Interests

On October 21, 2015, each of Messrs. Shore and Kaltman purchased 15,000 Class A Limited Partnership Interests (“Class A Units”) in Chase Manco, a former equityholder in the Company (“Chase Manco”), at a discount for a purchase price of $23,192.  Such interests became vested in connection with the consummation of our IPO.  On closing of our IPO, Chase Manco, acting on behalf of each of Messrs. Shore and Kaltman, sold 27,443 common shares for purposes of tax withholdings and to cover part of Messrs. Shore and Kaltman’s share of the costs and fees of our IPO.  Immediately following our IPO, Messrs. Shore and Kaltman, via their holding of Class A Units in Chase Manco, were each indirectly interested in 27,588 common shares. On April 22, 2015, Chase Manco distributed all of its assets to its equityholders and, in connection with such distribution each of Messrs. Shore and Kaltman received 27,588 common shares.

Mustang Equity Interests

Messrs. Shore, Hogan and Kaltman previously received or purchased certain incentive units and common units in Holdings in connection with the Madison Dearborn Transaction and the combination with Chesapeake. The incentive and common units vested in full in connection with the consummation of our IPO and. Messrs. Shore, Hogan and Kaltman continue to hold fully vested interests in Holdings, in the form of common share equivalents, in respect of such prior equity awards.  Refer to the “Options Exercised and Stock Vested in 2016” table for a description of the common share equivalents held by Messrs. Shore, Hogan and Kaltman in respect of the incentive units and common units that became vested in fiscal 2016, including in connection with the consummation of our IPO.

Retirement Plans, Perquisites, and Other Elements of Compensation

We provide our executive officers, including our NEOs, with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which we recognize are an important factor in attracting and retaining talented executives. In particular, we provide Mr. Shore with certain split dollar life insurance benefits. Messrs. Shore, Kaltman, Hogan and Weiner are also provided with use of a company automobile (or allowance) and employer matching contributions under our qualified retirement plan. Further, Mr. Smith participates in the Field Group Pension Plan, or the FGPP, and is provided with an employer contribution (including a retirement supplement) to our UK defined contribution pension plan and an automobile allowance. In connection with tax reorganization transactions entered into in relation to the Company’s repurchase of the minority interest in a German subsidiary as described in Note 17 to the audited consolidated financial statements of the Company appearing elsewhere in the Proxy Statement, the Company exchanged notes payable as consideration for that purchase. The transfer of the notes was treated as a non-cash dividend to shareholders and certain shareholders of Mustang were required to report this non-cash dividend as taxable income on their personal tax returns. The Company has made these individuals whole for the income taxes paid on this non-cash dividend.  Mr. Hogan was one of the impacted individuals. Except for such one-time payment, none of our NEOs receives any tax make-whole or similar payments in connection with our provision of any perquisites or personal benefits. In June 2016, we also began providing Mr. Smith with a supplemental cash payment in lieu of any employer contribution to his account under the applicable defined contribution plan. Other than Mr. Smith’s supplemental payment, we do not maintain any other non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

In fiscal 2016, we provided each of the NEOs with the following perquisites and other compensation at the following cost to the Company:

Perquisite or Other Compensation	Marc Shore	William Hogan	Dennis Kaltman	Rick Smith		Ross Weiner

Split dollar life insurance	$40,000	$—	$—	$—		$—
Company automobile use / allowance	3,281	3,461	7,375	13,586		2,700
Employer pension contribution	8,100	11,275	9,150	31,266	(1)	1,021
Supplemental cash payment in lieu of employer pension contribution	—	—	—	410		—
Private health insurance	—	—	—	1,248		—
Group term life insurance	1,188	792	432	—		—
Tax make-whole payment	—	13,997	—	—		—
Total	$52,569	$29,525	$16,957	$46,510		$3,721
(1)	Represents an employer contribution to the FGPP for Mr. Smith equal to $26,129 and an employer contribution to the applicable defined contribution plan for Mr. Smith equal to $5,137.

Employment Agreements

The board of directors considers the maintenance of a sound management team to be essential to protecting and enhancing the best interests of the Company. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with the Company may result in the departure or distraction of management personnel to the detriment of the Company. Accordingly, the Company (directly or through one of its subsidiaries or affiliates) has entered into employment agreements with each of Mr. Shore, our current Chief Executive Officer, and Mr. Smith, one of our Executive Vice Presidents, and an offer letter with Mr. Weiner, one of our Vice Presidents, in each instance to encourage their continued attention and dedication and to allow them to focus on the value to shareholders of strategic alternatives without concern for the impact on their continued employment. Each contract generally addresses roles and responsibilities, certain minimum levels of compensation, and rights to compensation and/or benefits upon termination of employment (if any). Further, the employment agreements with Messrs. Shore and Smith provide for certain restrictions on competition and solicitation of employees and/or customers, which the board of directors believes is in the best interests of the Company. For a description of the existing employment arrangements with Messrs. Shore, Smith and Weiner and certain rights and payments thereunder, see the sections entitled “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below.

Tax Considerations

As a general matter, our board of directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer or an individual acting in such a capacity and the three other most highly compensated executive officers (excluding the chief executive officer or the chief financial officer) unless certain performance and other requirements are met. Our intent is to design and administer executive compensation programs in a manner that will allow us to preserve the deductibility of compensation paid to our NEOs (if determined appropriate). Further, we intend to comply with applicable laws in order to rely on the transition rules under Section 162(m) for newly public companies. Notwithstanding the foregoing, while it is the Company’s policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions, the Company will not limit compensation to those levels or types of compensation that will be deductible if it determines that an award is consistent with its philosophy and is in the Company’s and the shareholders’ best interests. Accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by the Company under Section 162(m).

Compensation Risk Assessment

Company management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified. The Compensation Committee has reviewed and agrees with management’s conclusion.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended June 30, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Marc Shore	2016	1,114,932	—	4,166,252	1,089,959	(5)	375,000	—	52,569	6,798,712
Chief Executive Officer	2015	1,087,738	—	—	—		1,300,000	—	54,550	2,442,288
	2014	1,066,410	—	1,302,210	2,418,390		600,000	—	4,804,751	10,191,761

William Hogan	2016	400,000	—	1,103,012	395,263	(5)	200,000	—	29,525	2,127,800
Executive Vice President &	2015	370,005	—	—	—		810,000	—	11,301	1,191,306
Chief Financial Officer	2014	346,706	—	467,460	868,140		330,000	—	405,207	2,417,513

Dennis Kaltman	2016	500,000	—	2,503,227	624,822	(5)	250,000	—	16,957	3,895,006
President	2015	450,000	—	—	—		1,000,000	—	14,884	1,464,884
	2014	420,250	—	751,275	1,395,225		400,000	—	413,329	3,380,079

Rick Smith	2016	280,645	—	1,116,874	—		90,298	353,322	46,510	1,887,649
Executive Vice President	2015	287,270	—	—	—		343,837	231,348	45,643	908,098

Ross Weiner	2016	99,375	30,000	85,000	—		14,811	—	3,721	232,907
Vice President - Finance &
Chief Accounting Officer

(1)

The vesting of the common units of Holdings held by the NEOs was accelerated in connection with the IPO. Amounts reflect (a) the grant date fair value of the restricted stock units or restricted stock of the Company and the Class A Units of Chase Manco, as applicable, granted to the NEOs and (b) the incremental fair value of the common units held by the NEOs, as of October 21, 2015, in each case, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), rather than the amounts paid to or realized by the applicable NEO. The assumptions used in the valuation of such restricted stock units or restricted stock of the Company, the Class A Units of Chase Manco and the common units of Holdings, as applicable, are set forth in Note 18 to the audited consolidated financial statements of the Company appearing elsewhere in the Proxy Statement. The amounts reflected with respect to fiscal 2014 have been adjusted to reflect the grant date fair value of the applicable awards computed in accordance with ASC 718 and such adjustment has been taken into account for purposes of calculating the incremental fair value of the modification of such awards in fiscal 2016.

(2)

Amounts set forth in this column with respect to the fiscal years ended June 30, 2016, June 30, 2015 and June 30, 2014, respectively, reflect annual cash bonus compensation earned with respect to fiscal years ended June 30, 2016, June 30, 2015 and June 30, 2014, respectively, and paid in fiscal years ended June 30, 2017, June 30, 2016 and June 30, 2015, respectively.

(3)

Represents the aggregate change in the actuarial present value of Mr. Smith’s accumulated benefit under the FGPP. Amounts were calculated in British pound sterling. The amount for fiscal 2016 was converted to U.S. dollars at a conversion rate of U.S. $1.48 per 1.00 British pound sterling (which reflects the average exchange rate during the fiscal year ended June 30, 2016).

(4)	For a description of the amounts set forth in this column, see the section entitled “Retirement Plans, Perquisites, and Other Elements of Compensation” above.

(5)

The vesting of the time-based vesting incentive units of Holdings held by the NEOs was accelerated in connection with the IPO.  Amounts reflect the incremental fair value of such time-based vesting units held by the NEOs, as of October 21, 2015, computed in accordance with ASC 718, rather than the amounts paid to or realized by the applicable NEO.  The assumptions used in the valuation of such incentive units of Holdings are set forth in Note 18 to the audited consolidated financial statements of the Company appearing elsewhere in the Proxy Statement.

Grants of Plan-Based Awards for 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($) (1)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards ($)

Marc Shore			375,000	750,000	1,500,000
	10/21/15	(2)				55,031	(3)	670,214
	10/21/15	(4)				167,867		1,089,959
	10/21/15	(5)				293,687		2,496,043
	6/30/16	(6)				74,906		999,995

William Hogan			200,000	400,000	800,000
	10/21/15	(4)				60,195		395,263
	10/21/15	(5)				105,426		903,016
	6/30/16	(6)				14,981		199,996

Dennis Kaltman			250,000	500,000	1,000,000
	10/21/15	(2)				55,031	(3)	670,214
	10/21/15	(4)				96,742		624,822
	10/21/15	(5)				169,435		1,433,020
	6/30/16	(6)				29,962		399,993

Rick Smith			56,129	112,258	224,516
	10/21/15	(2)				75,576	(3)	916,878
	6/30/16	(6)				14,981		199,996

Ross Weiner			14,811	29,622	59,244
	2/15/16	(6)				5,854		85,000

(1)

Amounts shown reflect the target payment amounts to our NEOs under our Manager Incentive Plan for fiscal year 2016. The Manager Incentive Plan for fiscal 2016 did not contemplate any threshold or maximum payouts. The amounts actually earned and paid to each NEO are set forth under “Non-Equity Incentive Plan Compensation” in the fiscal 2016 Summary Compensation Table above.

(2)	Sale of Class A Units in Chase Manco to Messrs. Shore, Kaltman and Smith were made pursuant to individual transfer agreements and not any Company-sponsored equity incentive plan.

(3)

Amounts shown reflect the number of shares received by each of Messrs. Shore and Kaltman in respect of Class A Units in Chase Manco sold to them at a discount on October 21, 2015 for $23,192 and the number of shares received by Mr. Smith in respect of A Ordinary Shares in Chesapeake Holdings Ltd. sold to him at a discount on October 21, 2015 for $30,488. Amounts paid were paid in British pound sterling. Such payments were converted to U.S. dollars at a conversion rate of U.S. $1.48 per 1.00 British pound sterling (which reflects the average exchange rate during the fiscal year ended June 30, 2016).

(4)

Amounts shown reflect the aggregate number of shares in respect of time-based vesting incentive units of Holdings for which vesting was accelerated in connection with our IPO.  The value with respect to such units represents the incremental fair value as of the date of modification, of the time-based vesting incentive units rather than the amounts paid to or realized by the applicable NEO.

(5)

Amounts shown reflect the aggregate number of shares in respect of common units of Holdings for which vesting was accelerated in connection with our IPO.  The value with respect to such units represents the incremental fair value as of the date of modification, of the common units rather than the amounts paid to or realized by the applicable NEO.

(6)	Issuances of restricted stock units and restricted stock were made pursuant to the 2015 Incentive Award Plan.

Employment Agreements

Employment Agreement with Marc Shore

The employment agreement with Mr. Shore was entered into in February 2014 and has an initial term through August 15, 2018. The agreement entitles Mr. Shore to an initial base salary of $1,066,410. Mr. Shore’s employment agreement also entitles him to an automobile allowance of up to $2,000 per month. Mr. Shore’s base salary in respect of the fiscal year ended June 30, 2016 exceeded the amount required under his employment agreement.

The employment agreement also contains restrictive covenants pursuant to which Mr. Shore has agreed to refrain from competing with us for a period of one year after his termination of employment or soliciting our employees or consultants following his termination of employment for a period of two years thereafter.

Pursuant to his employment agreement, Mr. Shore is eligible for severance upon certain terminations of employment. For a description of potential severance payments to Mr. Shore, see the section entitled “Potential Payments upon Termination or Change in Control” below.

Employment Agreement with Rick Smith

The employment agreement with Mr. Smith was initially entered into on February 1, 2010 and was last amended pursuant to a letter agreement dated as of November 25, 2014. The agreement, as amended, entitles Mr. Smith to a base salary of £185,000, an annual bonus opportunity equal to 40% of base salary (which, for fiscal 2016, was increased to approximately 45% of base salary), and an automobile allowance in accordance with the applicable benefit plan or program.

The employment agreement also contains restrictive covenants pursuant to which Mr. Smith has agreed to refrain from competing with Chesapeake Limited or soliciting senior executives, customers or suppliers of Chesapeake Limited for a period of three months after his termination of employment.

Pursuant to his employment agreement, Mr. Smith is eligible for pay in lieu of notice upon certain terminations of employment. For a description of potential pay in lieu of notice to Mr. Smith, see the section entitled “Potential Payments upon Termination or Change in Control” below.

Offer Letter with Ross Weiner

The offer letter with Mr. Weiner was entered into on January 5, 2016.  The letter entitles Mr. Weiner to an initial base salary of $265,000, an initial annual target cash bonus opportunity equal to up to 30% of his base salary and a monthly automobile allowance of $600.  Additionally, Mr. Weiner received a signing bonus equal to $30,000 and a sign-on equity award consisting of 5,854 restricted stock units.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the outstanding equity awards held by our NEOs as of June 30, 2016.

	Stock Awards
Name	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Unites That Have Not Vested ($)
Marc Shore	74,906	(1)	999,995
William Hogan	14,981	(1)	199,996
Dennis Kaltman	29,962	(1)	399,993
Rick Smith	14,981	(1)	199,996
Ross Weiner	5,854	(2)	78,151

(1)

Represents restricted stock units granted on June 30, 2016 to each of Messrs. Shore, Hogan, Kaltman and Smith.  Such restricted stock units vest in full on the third anniversary of the grant date, subject to continued employment, provided that such vesting may accelerate (a) on a prorated basis upon termination of employment due to death or disability or qualified retirement or (b) in full if not assumed by an acquirer in connection with a change in control or upon termination of employment without cause following a change in control.

(2)

Represents 5,854 shares of restricted stock granted on February 15, 2016 to Mr. Weiner.  Such restricted shares vest in equal installments on each of the first three anniversaries of the grant date, subject to continued employment

Options Exercised and Stock Vested in 2016

No equity interests in the Company held by the NEOs vested during the fiscal year ended June 30, 2016. However, the NEOs held certain equity interests in Holdings,  Chesapeake Holdings Limited and Chase Manco, affiliates of the Company, which vested during the fiscal year ended June 30, 2016. The following table contains information concerning the vesting of such interests during fiscal year ended June 30, 2016.

	Option Awards (1)		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (3)
Marc Shore	463,134	6,020,747	391,582	(4)	5,090,573
			55,031	(5)	715,403

William Hogan	166,254	2,161,302	140,568	(4)	1,827,385

Dennis Kaltman	267,194	3,473,517	225,913	(4)	2,936,869
			55,031	(5)	715,403

Rick Smith	—	—	213,156	(6)	2,771,028
			75,576	(7)	982,488

Ross Weiner	—	—	—		—

(1)

The awards reported in these columns reflect the number of common share equivalents in Holdings held by our NEOs in respect of previously-granted incentive units in Holdings. Each common share equivalent generally corresponds to one common share held by Holdings. We believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K under the Securities Act as an instrument with an “option-like feature.”

(2)

Represents the market value of common share equivalents held by our NEOs in respect of previously-granted incentive units in Holdings as of the date of consummation of the IPO. Market value does not include any reductions for lack of marketability or liquidity of the common share equivalents which may be reflected in the grant date fair value or incremental fair value included in this Proxy Statement.

(3)

Represents the market value of shares represented by common share equivalents held by our NEOs in respect of previously-granted restricted common units in Holdings, or shares received upon distributions to the Class A Units in Chase Manco or A Ordinary Shares in Chesapeake Holdings Ltd., as applicable, as of the date of consummation of the IPO.  Market value does not include any reductions for lack of marketability or liquidity of the common share equivalents, Class A Units or A Ordinary Shares which may be reflected in the grant date fair value or incremental fair value included in this Proxy Statement.

(4)

Represents the number of shares of common share equivalents in Holdings held by Messrs. Shore, Hogan and Kaltman in respect of previously-granted restricted common units in Holdings. Each common share equivalent generally corresponds to one share of common stock held by Holdings.

(5)

Represents the number of shares of common stock received upon distributions to Class A Units in Chase Manco held by Messrs. Shore and Kaltman.  Such Class A Units were issued in connection with, and vested as a result of, our IPO.

(6)

Represents the number of shares of common stock received in respect of Mr. Smith’s A Ordinary Shares of Chesapeake Holdings Ltd. granted prior to the date of, and vested in connection with, our initial public offering that vested.

(7)

Represents the number of shares of common stock received in respect of Mr. Smith’s A Ordinary Shares of Chesapeake Holdings Ltd. granted on the date of, and vested in connection with, our initial public offering.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Marc Shore	n/a	n/a	n/a	n/a
William Hogan	n/a	n/a	n/a	n/a
Dennis Kaltman	n/a	n/a	n/a	n/a
Rick Smith	Field Group Pension Plan	18	1,398,967	—
Ross Weiner	n/a	n/a	n/a	n/a
(1)

Present value of accumulated benefit is generally determined based on the target value of the applicable pension benefit earned by Mr. Smith. Such calculation is based on various assumptions including, without limitation, a discount rate equal to 2.9% and the applicable CMI mortality table.

Mr. Smith is a member of the FGPP, one of the UK defined benefit pension arrangements which Multi Packaging Solutions UK Limited, a subsidiary of the Company (“MPS UK Limited”), operates. Mr. Smith is an active member of the FGPP and is therefore continuing to accrue benefits in this arrangement in respect of his service with MPS UK Limited.

The FGPP is an HM Revenue and Customs UK tax registered defined benefit pension arrangement. The benefits payable under the FGPP are governed by the trust deed and rules of the FGPP (as amended from time to time). Benefits payable from the FGPP to Mr. Smith are based on a member’s length of pensionable service and pensionable salary with MPS UK Limited, calculated using an accrual rate of 1/60th of final pensionable salary for each year of pensionable service. Pensionable salary for this purpose includes basic salary and, at MPS UK Limited’s discretion, bonus and commission payments. Pensions payable from the FGPP are increased on an annual basis to seek to keep pace with inflation. The FGPP’s normal retirement age is 65. Except in the case of early retirement due to ill health, benefits from the FGPP may be taken on or after age 55, subject to an actuarial reduction for early payment.

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination - Marc Shore

Mr. Shore is eligible to receive severance pursuant to his employment agreement. Pursuant to such agreement, in the event that Mr. Shore is terminated by us without “cause” or resigns for “good reason” (as such terms are defined below), subject to his timely execution of a release of claims in our favor, Mr. Shore is entitled to receive a pro-rata bonus for the year of termination and his annual base salary through the first anniversary of the date of termination. In addition, if Mr. Shore elects COBRA continuation of health coverage, we must pay the premiums of such coverage on a monthly basis for a period of 12 months after his termination. In the event that Mr. Shore is terminated due to non-extension of his employment term or due to disability, Mr. Shore is entitled to receive a pro-rata bonus for the year of termination and his annual base salary through the first anniversary of the date of termination. In the event Mr. Shore is terminated due to death, he is entitled to receive a pro-rata bonus for the year of termination.

For purposes of Mr. Shore’s employment agreement, “cause” generally means Mr. Shore’s (i) conviction of a misdemeanor involving dishonesty, disloyalty or moral turpitude, or of a felony, (ii) commission of any willful act or omission involving fraud or material dishonesty, (iii) use of illegal drugs, repetitive abuse of other drugs or repetitive excess consumption of alcohol interfering with Mr. Shore’s performance of his duties, (iv) gross negligence or willful misconduct in connection with Mr. Shore’s duties, provided that Mr. Shore does not cure such misconduct within 30 days following receipt of written notice from us, (v) continued failure, whether willful, intentional or negligent, to perform substantially his duties, provided that Mr. Shore does not cure such failure within 30 days following receipt of written notice from us, (vi) a material misrepresentation in respect to the representations and warranties made under his employment agreement, or a material breach of any covenant, obligation or provision of his employment agreement, provided that Mr. Shore does not cure such breach within 30 days following receipt of written notice from us or (vii) a failure or refusal to follow a lawful directive of the board of directors after the board of directors gives Mr. Shore notice and a reasonable opportunity to cure his performance.

For purposes of Mr. Shore’s employment agreement, “good reason” generally means the occurrence of any of the following, without his consent: (i) our failure to pay any compensation or provide any benefits to which he is entitled under his employment agreement, (ii) a change in his title to a lesser title or a reduction in his responsibilities to a level materially inconsistent with the titles he holds, (iii) failure to cause Mr. Shore to be elected to the board of directors, (iv) changing Mr. Shore’s principal place of work to a location other than in New York, New York, Westchester County, New York, or Fairfield County, Connecticut or (v) a sale of all or substantially all of our equity securities and/or assets to International Paper Company; provided that Mr. Shore must deliver to us written notice of his resignation for good reason within 45 days of the occurrence of such event, we do not cure the good reason within 45 days of receiving such written notice and Mr. Shore subsequently resigns within 30 days thereafter.

Potential Payments upon Termination - William Hogan, Dennis Kaltman and Ross Weiner

None of Messrs. Hogan, Kaltman and Weiner are party to an employment or severance agreement that requires payment of severance or post-termination benefits, except as required by law.

Potential Payments upon Termination - Rick Smith

Mr. Smith is eligible to receive severance pursuant to his employment agreement, as amended. Pursuant to such agreement, MPS UK Limited is required to provide Mr. Smith with twelve months’ notice of any termination of employment by MPS UK Limited (other than due to gross misconduct, gross negligence or other substantial grounds justifying immediate dismissal). MPS UK Limited is entitled, in lieu of any portion of such notice period, to terminate Mr. Smith’s employment immediately in exchange for payment in an amount equal to base salary for the remainder of the notice period.

Change in Control

Upon a change in control, each of Messrs. Shore, Hogan, Kaltman and Smith’s restricted stock units, pursuant to his respective restricted stock unit award agreement, would automatically accelerate and vest immediately prior to the consummation of the change in control if no provision is made to assume or substitute the restricted stock units.  The fair market value of the unvested restricted stock units held by each of Messrs. Shore, Hogan, Kaltman and Smith, as of June 30, 2016, equaled $999,995, $199,996, $399,993 and $199,996, respectively.

Summary of Potential Payments upon Termination

As described above, the employment agreements and equity awards for each of the NEOs provide for certain payments and benefits upon a termination of employment. Assuming a termination of employment, effective as of June 30, 2016, each of the NEOs (other than Mr. Weiner) would have received certain payments and benefits, as more fully described below, in the following termination scenarios:

Name (1)	Payment Type	Termination Without Cause ($)	Resignation for Good Reason ($)	Termination Due to Expiration of the Term or Disability ($)	Termination Due to Death ($)	Termination without Cause Following a Change in Control ($)

Marc Shore	Salary	1,114,932	1,114,932	1,114,932	n/a	n/a
	Bonus (2)	375,000	375,000	375,000	375,000	n/a
	Benefit Continuation (3)	11,428	11,428	n/a	n/a	n/a
	Acceleration of Equity (4)	n/a	n/a	n/a	n/a	999,995
	Total	1,501,360	1,501,360	1,489,932	375,000	999,995

William Hogan	Acceleration of Equity (4)	n/a	n/a	n/a	n/a	199,996
	Total	n/a	n/a	n/a	n/a	199,996

Dennis Kaltman	Acceleration of Equity (4)	n/a	n/a	n/a	n/a	399,993
	Total	n/a	n/a	n/a	n/a	399,993

Rick Smith	Salary	280,645	n/a	n/a	n/a	n/a
	Acceleration of Equity (4)	n/a	n/a	n/a	n/a	199,996
	Total	280,645	n/a	n/a	n/a	199,996

(1)

Mr. Weiner is not entitled to any severance or accelerated vesting pursuant to the terms of his existing employment arrangements.   Further, no NEO is currently eligible for qualified retirement, which could result in prorated vesting of certain equity awards.

(2)

Mr. Shore is entitled to a prorated portion of his annual bonus for the year of termination. The amounts set forth herein assume termination of his employment on June 30, 2016 and thus represents the full, non-prorated amount of the annual bonus under the Manager Incentive Plan for the fiscal year ending June 30, 2016.

(3)	Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to the Company of such health coverage based upon past experience.
(4)

Represents accelerated vesting of restricted stock units held by each of Messrs. Shore, Kaltman, Hogan and Smith, respectively. Value has been determined by multiplying the number of unvested restricted stock units subject to accelerated vesting and the fair market value of one common unit as of June 30, 2016.

DIRECTOR COMPENSATION

Directors who are our employees receive no additional compensation for their service on the board of directors or its committees. Non-employee directors (excluding those affiliated with Carlyle or Madison Dearborn) are generally entitled to $75,000 in cash retainer fees and annual share grants with a value equal to $75,000 (based on the closing price on the date of grant), rounded up to the nearest whole share. Further, the committee chairpersons for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate  Governance Committee receive an additional retainer fee of $15,000, $10,000 and $7,500, respectively. Notwithstanding the foregoing, (a) no director is entitled to awards under the 2015 Incentive Award Plan in any fiscal year with a value in excess of $500,000 or, for the fiscal year of initial service, $750,000) and (b) if the 2016 Incentive Award Plan is approved, no director will thereafter be entitled to compensation in any fiscal year, whether in the form of awards under the 2016 Incentive Award Plan or otherwise, with a value in excess of $500,000 (or, for the fiscal year of initial service, $750,000).   The following table sets forth information concerning the compensation of our non-employee directors for the fiscal years ended June 30, 2016.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	Total ($)
George Bayly	56,250	75,000	131,250
Gary McGann	67,500	75,000	142,500
Jason J. Tyler	37,500	75,000	112,500

(1)	Fees are prorated for the portion of fiscal 2016 following our IPO in which the applicable director provided services to the Company.
(2)

Amounts reflect the grant date fair value of common shares granted to each applicable director computed in accordance with ASC 718, rather than the amounts paid to or realized by the applicable director.  The assumptions used in the valuation of such common shares are set forth in Note 18 to the audited consolidated financial statements of the Company appearing elsewhere in the Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common shares to file reports of ownership and changes of ownership with the Commission. Based on our records and other information, we believe that during the fiscal year ended June 30, 2016 all applicable Section 16(a) filing requirements were met.

MEMBER PROPOSALS FOR THE COMPANY’S 2017 ANNUAL GENERAL MEETING OF MEMBERS

Members who intend to present proposals at the 2017 Annual General Meeting of Members, or the “2017 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary,  Multi Packaging Solutions International Limited, 150 East 52nd St., 28th floor, New York, New York 10022, and such proposals must be received no later than June 8, 2017, 2016. Such proposals must meet the requirements set forth in the rules and regulations of the Commission, as well as the informational requirements and the other requirements related to member proposals set forth in the Company’s Bye-Laws, in order to be eligible for inclusion in the Company’s proxy statement for its 2017 Annual Meeting.

Members who wish to nominate directors or introduce an item of business at an annual meeting, without including such matters in the Company’s 2017 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-Laws. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company no earlier than July 20, 2017 and no later than August 19, 2017  (i.e., no more than 120 days and no less than 90 days prior to November 17, 2017, the first anniversary of the Annual Meeting). A copy of the Bye-Laws, which sets forth the informational requirements and other requirements, can be obtained from the Secretary of the Company.

AVAILABLE INFORMATION

Our website (www.ir.multipkg.com) contains copies of our Code of Conduct and Business Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Nominating and Corporate Governance, Audit and Compensation Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Conduct and Business Ethics, Corporate Governance Guidelines and charters of our Nominating and Corporate Governance, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K, including the financial statements and financial statement schedules, and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any member who requests them from our Investor Relations Department:

Investor Relations

Multi Packaging Solutions International Limited

150 East 52nd St., 28th floor

New York, New York

10022

U.S.A.

Phone: (646) 885-0165

E-mail: ir@multipkg.com

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filings by MPS under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed with the Commission or incorporated by reference into any other filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate them by reference into such filing.

The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the Commission.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be Held on November 17, 2016

The Proxy Statement and Annual Report are available at

www.ir.multipkg.com

BY ORDER OF THE BOARD OF DIRECTORS

William H. Hogan

Executive Vice President and Chief Financial Officer

October 6, 2016

New York, NY

APPENDIX A

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

2016 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

SHARES AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. After the effective date of the Plan (as provided in Section 10.3), no awards may be granted under the Prior Plan.

4.2 Share Recycling. If all or any part of an Award (or award granted under the Prior Plan) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award (or Prior Plan award) at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award (or Prior Plan award), then in each such case the unused Shares covered by the Award (or shares covered by the Prior Plan award) will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award (or award granted under the Prior Plan) and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award (or Prior Plan award) being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan.

4.3 Substitute Awards. In connection with an entity’s amalgamation, merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination

4.4 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company, together with any other fees or compensation paid to a non-employee Director outside of the Plan for services as a non-employee Director during such fiscal year of the Company, including any awards under the Company’s 2015 Incentive Award Plan, may not in the aggregate exceed U.S. $500,000, increased to U.S. $750,000 in the fiscal year of his or her initial service as a non-employee Director.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3 Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other relationship).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise and subject to the provisions of this Section 6.2(a) below, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, dividends with respect to an Award of Restricted Stock with performance-

based vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related shares of Restricted Stock. All such dividends shall be paid as soon as administratively practicable following the time the applicable Restricted Stock vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.

(b) Share Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any share certificates issued in respect of shares of Restricted Stock, together with a share power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award of Restricted Stock Units with performance-based vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Restricted Stock Units. All such Dividend Equivalents shall be paid as soon as administratively practicable following the time the applicable Restricted Stock Unit vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation or company, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock or shares of the successor or survivor corporation or company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Administrative Stand Still. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, amalgamation, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards (including Incentive Stock Options) may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the

Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability.  In the Administrator’s discretion, the Company may deduct an amount sufficient to satisfy such tax obligations (but not in excess of the maximum withholding amount consistent with the award being classified as equity under Financial Accounting Standards Board Accounting Standards Codification Topic 718, any successor thereto, or any other applicable accounting rule) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company ; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Other than pursuant to Sections 8.1 and 8.2, the Administrator shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or Stock Appreciation Right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

9.7 Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Timing of Forfeiture. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of an Award, the portion of an Award that is unvested on the date of a Participant’s Termination of Service shall automatically expire upon such Termination of Service.

9.10 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under U.S. Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on September 30, 2016, subject to approval by the Company’s shareholders, and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s shareholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, (i) it will not become effective, and (ii) no Awards shall be granted thereunder.

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit or as expressly provided in the Plan or in an Award Agreement, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s  “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s  “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 10.8.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, in each case as may be applied retroactively) as set forth in such claw-back policy or the Award Agreement.  To the extent any such claw-back policy, the Award Agreement or Applicable Law requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under the Plan or an award granted under any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such claw-back policy, the Award Agreement or Applicable Law.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Each Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18 Section 162(m) Limitations.

(a) Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, (i) the maximum aggregate number of Shares with respect to one or more Awards of Options or Stock Appreciation Rights that may be granted to any one person during any fiscal year of the Company shall be 1,000,000; (ii) the maximum aggregate number of Shares with respect to one or more Awards of Restricted Stock, Restricted Stock Units, or Other Stock or Cash Based Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Compensation”) and are denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 1,000,000; and (iii) the maximum amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be U.S. $5,000,000; provided,  however, that in no event will more than 4,000,000 Shares be granted to any one person during any fiscal year of the Company with respect to one or more Award denominated in Shares (the “Aggregate Annual Limit”). To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the award limits above. Each of the limitations in this Section, other than the Aggregate Annual Limit, shall be multiplied by two (2) with respect to Awards denominated in Shares granted to a Participant and Awards paid in cash to a Participant during the first fiscal year in which the Participant commences employment with the Company and/or its Subsidiaries.

(b) Committee Composition. To the extent an Award is intended to qualify as Performance-Based Compensation, the Administrator shall be a Committee and it is intended that each member of such Committee will be an “outside director” within the meaning of Section 162(m) of the Code.

(c) Performance-Based Compensation. The Administrator, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. For the avoidance of doubt, nothing herein shall require the Administrator to structure any Awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i) To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate the Participant to receive such Award (b) select the Performance Criteria applicable to the performance period, which Performance Criteria shall be limited to the specific performance goals set forth in the definition of Performance Criteria, (c) establish the performance goals (and any exclusions), and amounts of such Awards, as applicable, which may be earned for such performance period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such performance period.

(ii) Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the performance period.

(iii) Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Participant shall be determined on the basis of Applicable Accounting Standards. For this purpose, “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(iv) No adjustment or action described in Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under Bermuda law, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of the state of Delaware and any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Cause” means (i) if Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that Participant failed to substantially perform Participant’s duties (other than a failure resulting from Participant’s Disability); (B) the Administrator’s determination that Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or Participant’s immediate supervisor; (C) the occurrence of any act or omission by Participant that could reasonably be expected to result in (or has resulted in) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, amalgamation, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided,  however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, (x) no transaction, event or occurrence shall constitute a Change in Control if, immediately following such transaction, event or occurrence, any investment fund controlled by Madison Dearborn Partners, LLC or any of its affiliates, any investment fund controlled by The Carlyle Group or any of its affiliates and/or any of their affiliates own, directly or indirectly, at least 50% of the combined voting power of the Company or the Successor Entity, as applicable, and (y) if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10 “Common Stock” means the common shares of the Company.

11.11 “Company” means Multi Packaging Solutions International Limited, or any successor.

11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14 “Director” means a Board member.

11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17 “Employee” means any employee of the Company or its Subsidiaries.

11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.21 “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all share classes of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.24 “Option” means an option to purchase Shares.

11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26 “Overall Share Limit” means 4,000,000 Shares plus any Shares made available pursuant to Section 4.2 from a Prior Plan award.

11.27 “Participant” means a Service Provider who has been granted an Award.

11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Administrator may provide for exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29 “Plan” means this 2016 Incentive Award Plan.

11.30 “Prior Plan” means the Company’s 2015 Incentive Award Plan.

11.31 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.32 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.33 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.34 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.35 “Securities Act” means the U.S. Securities Act of 1933, as amended.

11.36 “Service Provider” means an Employee, Consultant or Director.

11.37 “Shares” means shares of Common Stock.

11.38 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.39 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.40 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.41 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 16, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

1. Gary McGann
2. Thomas S. Souleles

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approve, by non-binding advisory vote, the compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business may be transacted as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000300822_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED
Annual General Meeting of Members
November 17, 2016 10:00 a.m.
This proxy is solicited by the Board of Directors

The member(s) hereby appoint(s) Marc Shore or William Hogan, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the common shares of MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED that the member(s) is/are entitled to vote at the Annual General Meeting of Members to be held at 10:00 a.m., Eastern Time on November 17, 2016, at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations

Continued and to be signed on reverse side

0000300822_2 R1.0.1.25